Exhibit # 10.05a

                                   Trussville

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                           PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (hereinafter "Agreement") is made and entered into of the 31st day of December 1995, by and between PERSONAL COMMUNICATIONS SEPCTRUM V, A Nevada limited partnership. ("Partnership") and WESTERN TELEPHONE & TELEVISION, ("COMPANY").

                                WITNESSETH

         WHEREAS, pursuant to a Telephone and Cable Television License Agreement between the Company and Meadows of Trussville ("Owner") the Company holds the right to purchase License Agreement issued by the Owner to construct and operate a private telephone and cable television system within above mentioned property; and

         WHEREAS, Personal Communications Spectrum, Owner, upon the exercise of its right to purchase "Telephone and Cable Television License Agreement", shall have transferred to it, the contract rights with all of its assets, both tangible and intangible, including but not limited to all subscriber information and contracts, telephone and cable, (including any underground cable,) television license agreements, hardware, software, transmitting and receiving equipment existing at the time such right to purchase is exercised; and

         WHEREAS, the Company has entered Into a Supply Agreement (the "Supply Agreement") with Western Telephone & Television in which the WT&T shall supply the Partnership with equipment, wiring, cabling and management services pursuant to the management agreement and

         WHEREAS, the Company desires to make Private Telephone and Cable Television services available to the residents of the Property and Company is willing to provide such services in accordance with the terms and conditions of this Telephone and Cable License Agreement.

         NOW, THEREFORE, in consideration for the foregoing and mutual promises set forth below, the parties agree as follows.

         1. Purchase Price. The Investor shall purchase the Rights for the total sum of $459,733.00 payment to made on the following terms:

                    A.  $140,000 to be paid upon execution of this agreement.

                    B.  $210, 000 to be paid 4/15/96

                    C.  $109,955 to be paid no later than 9/23/96

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                    d.  For system operation: including billing, maintenance,
                    marketing. subscriber services and other daily management responsibilities, the Company will retain, pursuant to the Management Agreement, with the Investor a 10% partnership Interest in residual partnership profits.

                    e. Cash flow available for distribution is divided as follows:90% to the partnership 10% to the Management Company

                    f. Net proceeds from the sale or refinancing of the system are divided 90% to the partnership and 10% to the Managing Company.

2.  Representations and Warranties of Investor

         Investor hereby represents and warrants the following:

                    a. The partnership acknowledges and understands that the Company shall have no role in Partnership's raising of capital to finance the purchase that is the subject of this Agreement or funding of the system or power to approve or disapprove the method of financing;

                    b. Partnership acknowledges and understands that they shall have no role in the day-to-day operation of the company.

3.  Representations and Warranties of the Company

         The Company hereby represents and warrants the following:

                     a. The Company, by this Purchase Agreement, is hereby transferring its interest In the License Agreement to the partnership in consideration of the promises and the mutual understandings herein contained.

                     B.  The  Company  hereby   represents  that  it  will  take
                     "Turnkey" responsibility for Initial system design and construction, including selection and installation of all equipment and improvements necessary to complete and maintain the system.

4. Assignment to Third Parties. The Company agrees that partnership may freely assign or otherwise transfer all rights afforded by this Purchase Agreement to any third party provided such third party executes and agreement stating it is subject to all the terms and conditions of this Purchase Agreement and that certain Supply Agreement

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5.  Counterparts  This  Purchase  Agreement  may be  executed  in  one  or  more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, The execution of this Purchase Agreement may be by actual or facsimile signature.

6. Arbitration. Any controversy, dispute or claim arising out of or relating to this Purchase Agreement, or Its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of controversy, claim or dispute to binding arbitration in Las Vegas, Nevada (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discover doomed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and Judgment may be entered thereon in any court having jurisdiction thereof.

7. Benefits This Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto and there legal representatives, successors and assigns.

8. Notices and Addresses. All notices, offers, acceptance and any other acts under this Purchase Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addresses in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

Purchaser:        Personal Communications Spectrum
                  19000 MacArthur Blvd. Suite 500
                  Irvine, Ca 92715

Seller:             Western Telephone & Television
                    11731 sterling Avenue, suite F
                    Riverside, CA 92603

or such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be Conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

9. Oral Evidence This Purchase Agreement constitutes the entire Purchase Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Purchase Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or

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parties against which enforcement or the change, waiver, discharge or termination is sought.

10. Additional Documents the parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and Intent of this Purchase Agreement and to fulfill the obligations of the parties hereunder.

11. Section or Paragraph Headings Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part of the terms or provisions of this Purchase Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the date first above written.

         WITNESSES:

                                         WESTERN TELEPHONE & TELEVISION, SM.

                                         By:____________________________________


PERSONAL COMMUNICATI NS SPECTRUM V

                                         By:____________________________________
                                             Gerard Suite Managing Partner

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